 Exhibit 99.1

ProPetro Appoints Alex Volkov to Board of Directors

MIDLAND, Texas, May 13, 2024, (Business Wire) – ProPetro Holding Corp. (“ProPetro” or the “Company”) (NYSE: PUMP) today announced that, effective May 8, 2024, Alex Volkov has been appointed to its Board of Directors (the “Board”) as ExxonMobil's designee pursuant to the Investor Rights Agreement (the “Investor Rights Agreement”), dated as of December 31, 2018, by and between the Company and Pioneer Natural Resources Pumping Services LLC, a Delaware limited liability company (“Pioneer”), and a wholly owned subsidiary of Exxon Mobil Corporation (“ExxonMobil”).

Mr. Volkov is currently the Transition Executive responsible for planning the integration of Pioneer Natural Resources Company with ExxonMobil's Unconventional business. Additionally, Mark Berg, who has served as a director on the Board since February 2019 and was previously appointed as Pioneer's designee, will remain on the Board as an independent director.

ProPetro’s Chief Executive Officer, Sam Sledge, commented, "We extend a warm welcome to Alex who is bringing with him a wealth of experience from ExxonMobil. His proven leadership and industry acumen will be invaluable as we continue to execute on our strategy and deliver value to all our stakeholders. We are also delighted to retain Mark Berg as an independent director given his unique experience and qualifications. We have benefitted greatly from Mark's deep experience over the past five years and look forward to his continued contributions."

Phillip Gobe, Chairman of the ProPetro Board, said, “It is with great pleasure that we welcome Alex to our Board. His understanding of global energy dynamics will enrich our discussions and help inform our decisions. We look forward to leveraging Alex's strategic insights and leadership as we work for ProPetro's continued success. We are also excited that Mark Berg will remain on the Board as an independent director. Mark is a valuable member of our Board, and I want to thank him for his continued service to ProPetro.”

About Alex Volkov

Alex Volkov is a seasoned executive with almost three decades of experience in various roles within ExxonMobil. Beginning his journey with the company in 1997, Mr. Volkov has navigated through diverse assignments spanning marketing, business development, supply chain logistics, and strategy development. His international experience includes serving as Vice President of Exxon Neftegas Limited in Moscow, overseeing commercial activities in Russia, and later moving to the United Kingdom to lead international natural gas marketing and trading efforts. In 2019, Mr. Volkov transitioned to Houston as Vice President, Global LNG Marketing, overseeing ExxonMobil’s LNG portfolio globally, a position he held until 2021. Between 2021 and 2023, he held positions as Vice President, Commercial & Power and then as Vice President, Strategy and Business Development, culminating in his current role as Transition Executive – Pioneer. Mr. Volkov is a graduate of The University of Nizhni Novgorod, Russia, and holds an MBA from The University of Alabama.

About ProPetro

ProPetro Holding Corp. is a Midland, Texas-based provider of premium completion services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources. We help bring reliable energy to the world. For more information visit www.propetroservices.com.

Forward-Looking Statements

Except for historical information contained herein, the statements and information in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “may,” “could,” “plan,” “project,” “budget,” “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “will,” “should,” and other expressions that are predictions of, or indicate, future events and trends or that do not relate to historical matters generally identify forward-looking statements. Our forward-looking statements include, among other matters, statements about the supply of and demand for hydrocarbons, our business strategy, industry, projected financial results and future financial performance, expected fleet utilization, sustainability efforts, the future performance of newly improved technology, expected capital expenditures, the impact of such expenditures on our performance and capital programs, our fleet conversion strategy and our share repurchase program. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable.

Although forward-looking statements reflect our good faith beliefs at the time they are made, forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from the forward-looking statements. Such risks and uncertainties include the volatility of oil prices, the global macroeconomic uncertainty related to the conflict in the Israel-Gaza region and continued hostilities in the Middle East, including rising tensions with Iran, and the Russia-Ukraine war, general economic conditions, including the impact of continued inflation, central bank policy actions, bank failures, and the risk of a global recession, and other factors described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the Securities and Exchange Commission (the “SEC”). In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements and are urged to carefully review and consider the various disclosures made in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings made with the SEC from time to time that disclose risks and uncertainties that may affect the Company’s business. The forward-looking statements in this news release are made as of the date of this news release. ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law.

Investor Contacts:

David Schorlemer

Chief Financial Officer

david.schorlemer@propetroservices.com

432-227-0864

Matt Augustine

Director, Corporate Development and Investor Relations

matt.augustine@propetroservices.com

432-219-7620